Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF

AT&T INC., AS OF OCTOBER 1, 2018

Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company, LLC	Illinois	AT&T Illinois; AT&T Wholesale

Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana; AT&T Wholesale

Michigan Bell Telephone Company	Michigan	AT&T Michigan; AT&T Wholesale

Nevada Bell Telephone Company	Nevada	AT&T Nevada; AT&T Wholesale

Pacific Bell Telephone Company	California	AT&T California; AT&T Wholesale; AT&T DataComm

SBC Long Distance, LLC	Delaware	AT&T Long Distance

AT&T Teleholdings, Inc.	Delaware	AT&T Midwest; AT&T West; AT&T East

Southwestern Bell Telephone Company	Delaware	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest; AT&T DataComm; AT&T Wholesale

The Ohio Bell Telephone Company	Ohio	AT&T Ohio; AT&T Wholesale

Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin; AT&T Wholesale

AT&T Corp.	New York	AT&T Corp.; ACC Business; AT&T Wholesale; AT&T Business Solutions; AT&T Advanced Solutions; AT&T Diversified Group; AT&T Mobile and Business Solutions

Teleport Communications America, LLC	Delaware	same

BellSouth, LLC	Georgia	AT&T South

BellSouth Telecommunications, LLC	Georgia	AT&T Alabama AT&T Florida AT&T Georgia AT&T Kentucky AT&T Louisiana AT&T Mississippi AT&T North Carolina AT&T South Carolina AT&T Tennessee AT&T Southeast

AT&T Mobility LLC	Delaware	same

AT&T Mobility II LLC	Delaware	same

New Cingular Wireless PCS, LLC	Delaware	AT&T Mobility

Cricket Wireless LLC	Delaware	same

AT&T Communications, LLC	Delaware	same

AT&T Latin America, LLC	Delaware	same

AppNexus Inc.	Delaware	same

Vrio Corp.	Delaware	same

AT&T Comunicaciones Digitales, S. de R.L. de C.V.	Mexico City	same

DIRECTV, LLC	California	same

DIRECTV Enterprises, LLC	Delaware	same

DIRECTV Latin America, LLC	Delaware	same

Sky Serviços de Banda Larga Ltda.	Brazil	same

DIRECTV Colombia Ltda.	Colombia	same

DIRECTV Argentina S.A.	Argentina	same

Otter Media Holdings, LLC	Delaware	same

Warner Media, LLC	Delaware	same

Home Box Office, Inc.	Delaware	HBO Global Licensing

Turner Broadcasting System, Inc.	Georgia	Turner

Warner Bros. Entertainment Inc.	Delaware	Warner-Grandview Music

Historic TW Inc.	Delaware	same

Warner Communications LLC	Delaware	same